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                                                                    EXHIBIT 10.2

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                  OFFER OF SALE
                          HOTEL D'ENTREPRISES CAP GAMMA

BETWEEN

SOCIETE D'EQUIPEMENT DE LA REGION MONTPELLIERAINE, "SERM", a French public sector "mixed economy" corporation (societe anonyme d'economie mixte), the registered capital of which is EUR 5,894,000, the registered office of which is located in Montpellier (34000), Hotel de Ville, identified with the SIREN under number 462800160 and registered with the Registry of Commerce and Companies (Registre du Commerce et des Societes) of Montpellier,

Herein represented by its General Manager (Directeur General), Mr. Eric BERARD under authority granted to him by SERM's Board of Directors at a Meeting held on 2 October 2002,

Hereinafter called "SERM"

                                                                On the one hand,

AND

IDENIX SARL, a French limited liability company (societe a responsabilite limitee), the registered capital of which is EUR 1,000,000, the registered office of which is located in Montpellier, 170, rue Leon Blum, 34000, and which is registered with the Registry of Commerce and Companies (Registre du Commerce et des Societes) of Montpellier under number 419 909 148, herein represented by Mr. Jean-Marc ALLAIRE, Vice President for Europe (Vice-President, Direction Europe), under a power-of-attorney granted to him and dated 6 November 2000 by Mr. Jean-Pierre SOMMADOSSI, Managing Director (Gerant) of SARL IDENIX,

Hereinafter called "IDENIX"

                                                              On the other hand,

SERM and IDENIX are hereinafter separately called a "PARTY" and together the "PARTIES".


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RECITALS:

SERM owns a real estate complex called CAP GAMMA, intended to house companies that specialize in biotechnology and pharmaceutical chemicals located in the development zone called ZAC EUROMEDECINE II in the Town of Grabels, rue de la Valsiere.

Such real estate complex was built by SERM at the request of the Metropolitan Area (Communaute d'Agglomeration) of Montpellier, following Amendment n(degree)1 to the Public Development Agreement (Convention Publique d'Amenagement), dated 30 July 2002.

Under the Public Development Agreement, development of the zone is undertaken by SERM under the supervision of the Metropolitan Area (Communaute d'Agglomeration) at its financial risk.

Upon the expiration of the Pubic Development Agreement, this real estate complex, or the portion thereof that has not been rented, will revert to the Montpellier Metropolitan Area (Communaute d'Agglomeration de Montpellier), which will then be required to assume future responsibility for performance of the agreements binding it to third parties.

On 15 December 2004, the Parties entered into a Bilateral Offer to Lease (Promesse Synallagmatique de Bail) under which SERM offered to rent to IDENIX, for a term of twelve years as from 15 April 2005, the space that will gradually be made available to IDENIX on basis, pursuant to a schedule agreed by the Parties.

Thus, as from 1st April 2007, IDENIX will occupy space having total usable area, after preparation of the private portion, of 3,271.60 m(2) and will have 56 outside parking places in the area of A Building, as well as 24 outside parking places that will be made available to the Tenant upon completion of the 2nd phase of the CAP GAMMA program (B Building).

Under the Offer to Lease hereinabove described, IDENIX has agreed to use the above-described space for offices and laboratories for the purpose of engaging in any operations and activities relating to pharmaceutical research, scientific research, the manufacture, marketing, and sale of pharmaceutical products.

Given the investments that will be made by IDENIX in the space covered by the Offer to Lease, IDENIX has advised SERM of its strong interest in being able to acquire such space.

SERM has advised IDENIX that it is willing to agree to sell the space to IDENIX, if it advises its intention to make the acquisition thereof on the terms and conditions hereinafter set forth.


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NOW, THEREFORE, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

ARTICLE 1ER - PURPOSE

SERM hereby grants to IDENIX the right to acquire, if it so wishes, on the terms and conditions hereinafter set forth, the real estate assets leased by IDENIX on the terms and conditions set forth in the Lease Agreement to be made between the Parties and the Communaute d'Agglomeration as provided in the Offer to Lease (Promesse Synallagmatique) described in the Recitals hereto (hereinafter called the "LEASE AGREEMENT") and more fully described in such Offer to Lease (Promesse Synallagmatique de Bail) with which IDENIX represents and warrants that it is quite familiar as a result of having seen and visited them for the purposes hereof and the Bilateral Offer to Lease (Promesse Synallagmatique de Bail) (such real estate assets being hereinafter called the "REAL ESTATE COMPLEX").

ARTICLE 2 - CONDITION PRECEDENT

This Offer of Sale is subject to the condition precedent of obtaining via a resolution adopted by the Communaute d'Agglomeration of Montpellier, or any other action taken by the Communaute d'Agglomeration of Montpellier authority for SERM to sell the Real Estate Complex located in the area covered by the Convention Publique d'Amenagement (Public Development Agreement).

If the foregoing condition precedent is not met, this Offer of Sale shall be deemed to be null and void, and no indemnity shall be due by either party to the other.

ARTICLE 3 - TERMS AND CONDITIONS OF THE OFFER

3.1      SERM's Covenant

SERM hereby agrees to sell the Real Estate Complex described in Article 1 above to IDENIX on the terms and subject to the conditions hereinafter set forth.

3.2      Negative Covenants of SERM

During the term of this Offer of Sale, SERM agrees not to grant any rights or options, real or personal, nor any charge or lien in or against the Real Estate Complex, or to alienate or transfer such Real Estate Complex to any person other than IDENIX or the Communaute d'Agglomeration of Montpellier.

3.3      IDENIX's Rights

IDENIX accepts this Offer of Sale as an option, but reserves the right to seek or forego completion thereof, in its discretion.

3.4      Request to Complete

IDENIX may request completion of the sale either by service of a notice to that effect by a court bailiff (exploit d'huissier), or by registered letter, return receipt requested, or by a letter personally delivered, against receipt therefor, to SERM.


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Regardless of the method used, the desire to make the acquisition shall reach
SERM no later than during the day on which the periods set forth hereinafter expire, under penalty of forfeiture:

      3.4.1 Purchase Upon Expiration of the Lease Agreement:

      IDENIX shall advise SERM no later than twelve (12) months prior to the expiration date of the Lease Agreement of its decision whether or not to acquire the Real Estate Complex.

      After such deadline, and solely as a result of expiration of such term IDENIX, as a matter of right (de plein droit) and without formal notice (mise en demeure) shall forfeit the right to request completion of the sale.

      3.4.2 Early Purchase:

      As an express exception to Article 3.4.1 hereof, IDENIX shall have the right to acquire the Real Estate Complex earlier by giving notice to SERM of its decision to acquire at least twelve (12) months prior to the proposed date thereof and only as from six (6) years after the effective date of the Lease Agreement.

3.5 Finalization by Authenticated Deed:

The sale, if it is completed, shall take place by a deed authenticated and notarized by Maitre DOMERGUE, Notary of the ZAC EUROMEDECINE II zone, to whom IDENIX's Notary shall lend his/her assistance.

3.6 Terms and Conditions of a Possible Sale:

The sale, if it is completed, shall occur on the basis of charges and conditions that are ordinary and customary in such matters, including, but not limited to, for the buyer, taking the assets sold "as is" in the state in which they exist and of which they consist, on the date of sale.

The Sale, furthermore, shall be subject to the express condition that:

      - the business conducted by IDENIX SARL be substantially the one conducted on the date the Promesse synallagmatique de bail (Bilateral Offer of Lease) and Administrative Lease (Bail administrative) are made;

      - IDENIX SARL have met all its obligations under the Lease Agreement, including, but not limited to, payment of all rent and charges due and owing under the Lease.

ARTICLE 4 - OWNERSHIP - POSSESSION

4.1      Purchase Upon Expiration of the Lease Agreement:

By express agreement of the Parties and to ensure the uninterrupted possession of the real estate complex by IDENIX, if the sale occurs, the Parties agree to accomplish the formalities of signing the authenticated notarized deed so that IDENIX shall be the owner on the date the Lease Agreement terminates.


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4.2      Early Purchase:

By express agreement of the Parties, if the sale is completed early, as set forth in Article 3.4.2 hereof, IDENIX shall become the owner of the Real Estate Complex as from signature of the authenticated notarized deed. The completion of the sale by authenticated notarized deed shall occur no later than expiration of the twelve (12) month period set forth in Article 3.4.2.

4.3      Failure to Complete by Deadlines:

If completion by authenticated notarized deed does not occur, a statement of such failure shall be prepared at the request of the party acting first, which will then have the right to seek relief in the courts to obtain completion of such sale, or rescission of this Offer, the consequences to be borne by the defaulting Party.

If the sale is completed as a result of a court order, entry of possession shall occur on the date of such order.

ARTICLE 5 - PRICE

5.1      Acquisition Upon Expiration of the Lease Agreement:

The price of the sale of the Real Estate Complex that occurs upon expiration of the Lease Agreement, as provided in Article 3.4.1 hereof, is hereby fixed at [**] EUROS (E [**]). It shall be increased by an amount equal to any rent, ancillary costs, and interest (interets moratoires) that may be due under the Lease Agreement and that may not have been paid on the date on which payment is due to be made.

It shall be increased, furthermore, by the amount of VAT that should be paid by SERM to the Public Treasury under Article 210, Annex II of the French Tax Code. SERM shall prepare a certificate attesting to payment of the VAT by it, so as to enable IDENIX to recover such VAT.

All fees, taxes, and charges relating to such transfer, including under any condominium by-laws or regulations, shall be borne exclusively by IDENIX, which hereby agrees thereto.

5.2      Premature Purchase:

If the sale should be completed earlier, as provided in Article 3.4.2 hereof, the sale price is hereby fixed at:

      -     EUR [**] for an acquisition between the ninth and twelfth years.

      -     EUR [**] for an acquisition in the eighth year.

      -     EUR [**] for an acquisition in the seventh year.

      -     EUR [**] for an acquisition in the sixth year

increased by the amount of VAT that should be paid by SERM to the Public Treasury (Tresor) under Article 210, Annex II, of the French Tax Code, and the amount of the fees and expenses of the transfer. In addition, SERM shall prepare a certificate attesting to payment of the VAT by it, so as to enable IDENIX to recover such VAT.

Such price shall be due and payable in full upon signature of the authenticated notarized deed, without any option for the buyer to pay the amount due in installments.


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ARTICLE 6 - RECORDING

Recording hereof is required for a fixed fee under Article 680 of the French Tax Code. SERM will undertake the recording formalities within 10 days, at the Beneficiary's exclusive cost.

ARTICLE 7 - DOMICILE

For purposes hereof, the Parties elect domicile as follows: SERM at its registered office, and IDENIX in the premises covered by the Lease Agreement.

Made in Montpellier,
On 17 December 2004
In three originals


For SERM                                       For IDENIX
Mr. Eric Berard                                Mr. Jean-Marc ALLAIRE


/s/  Eric Berard                               /s/ Jean-Marc ALLAIRE
-----------------------                        ----------------------------
Director General de la SERM                    Jean-Marc ALLAIRE representing
                                               Jean-Pierre Sommadossi for Idenix


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